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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Multimedia Games, Inc.
Austin, Texas

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 16, 2001, except for note 10 which date is as of January 25, 2002 relating to the consolidated financial statements and schedule of Multimedia Games, Inc. appearing in the Company's Annual Report on Form 10-K for the three years ended September 30, 2001.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

Houston, Texas
April 19, 2002